Exhibit 8.2

[McGUIREWOODS LETTERHEAD]

February 9, 2005

Board of Directors
Cornerstone Realty Income Trust, Inc.
306 East Main Street
Richmond, Virginia 23219

Ladies and Gentlemen:

     We have acted as counsel to Cornerstone Realty Income Trust, Inc., a Virginia corporation (“Cornerstone”), in connection with the execution and delivery of the Agreement and Plan of Merger (the “Merger Agreement”) dated as of October 25, 2004, as amended, among Cornerstone, Colonial Properties Trust, an Alabama real estate investment trust (“Colonial”), and CLNL Acquisition Sub LLC, a Delaware limited liability company that is wholly owned by Colonial (“CLNL”), pursuant to which Cornerstone will merge with and into CLNL, as more fully described in the registration statement on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) on December 27, 2004, as amended through the date hereof (File No. 333-121675) (the “Registration Statement”), which includes the prospectus of Colonial and the joint proxy statement of Colonial and Cornerstone. At your request and pursuant to section 6.3(e) of the Merger Agreement, we are rendering our opinion concerning certain federal income tax consequences of the Merger. Capitalized terms contained herein and not otherwise defined herein have the same meanings given such terms in the Merger Agreement.

     For purposes of the opinion set forth below, we have reviewed and, with your consent, have relied upon (1) the Merger Agreement (including all attachments and documents delivered pursuant thereto); (2) the Registration Statement; (3) representations and certifications as to factual matters made to us by Cornerstone, Colonial and CLNL in letters dated on or about the date hereof (the “Officers’ Certificates”); and (4) such other documents, records and instruments as we have deemed necessary or appropriate.

     In rendering the opinion set forth below, we have also relied, with your consent upon the following assumptions: (1) the representations and certifications in the Officers’ Certificates are true, correct and complete and will continue to be true, correct and complete through and as of the Effective Time, and that all such representations and certifications made “to the best knowledge of” any person or party or with similar qualification are and will be true, correct and complete as if made without such qualification; (2) none of Cornerstone, Colonial or CLNL will take any action that is inconsistent with any such representation or certification made by it; (3) the transactions contemplated by the Merger Agreement will be consummated, and all parties

Cornerstone Realty Income Trust, Inc.
February 9, 2005

will act or refrain from acting strictly in accord and compliance with the Merger Agreement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof), the Registration Statement, and applicable provisions of the Virginia Stock Corporation Act and the Delaware Limited Liability Company Act; (4) each of Cornerstone and Colonial will comply with all reporting obligations with respect to the Merger required under the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations thereunder, and neither Colonial nor CLNL will take any reporting position or other action inconsistent with CLNL’s status as a disregarded entity; (5) the Merger Agreement constitutes the legal, valid and binding obligation of the parties thereto and is enforceable in accordance with its terms; (6) pursuant to its election to be taxed as a real estate investment trust commencing with its taxable year ended December 31, 1993, Colonial has qualified, and through the Effective Time of the Merger, will continue to qualify, as a real estate investment trust under Subchapter M of the Code; (7) the opinion of Hogan & Hartson L.L.P. regarding the tax consequences of the Merger, substantially identical in form and substance to this opinion, has been concurrently delivered to Colonial and has not been withdrawn (provided that our opinion is not conditioned upon, or limited by any assumption regarding, the accuracy of the conclusions reached in such opinion of Hogan & Hartson L.L.P.); (8) there are no other understandings or agreements between or among the parties to the Merger Agreement that bear directly or indirectly on the Merger; and (9) all documents submitted to us as certified, conformed, or photostatic copies, and the originals of any copies submitted to us, are authentic.

     In rendering this opinion, with your permission, we have not undertaken any independent investigation or verification of any fact or matter set forth in any documents or materials or any assumption upon which we have relied (including, without limitation, any statements or representations contained in the Officers’ Certificates), and we expressly disclaim any intent, undertaking, or obligation to make any such investigation or verification. However, we are not aware of any material facts or circumstances contrary to or inconsistent with any fact or matter set forth in any documents or materials or any assumption upon which we have relied.

     Based upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, it is our opinion that for United States federal income tax purposes (1) the Merger will qualify as a reorganization within the meaning of section 368(a) of the Code, and (2) the discussion in the Registration Statement under the caption “Material Federal Income Tax Consequences Relating to the Merger,” to the extent it purports to describe provisions of the Code, is correct in all material respects as of the date hereof.

     This opinion is based on provisions of the Code, the Treasury Regulations promulgated thereunder, and on pertinent federal judicial authorities, published rulings and other administrative pronouncements, interpretations and issuances of the Internal Revenue Service (the “IRS”), and such other authorities as we have considered relevant, all as in effect on the date hereof. It should be noted that statutes, judicial decisions, Treasury Regulations and other administrative pronouncements are subject to change at any time, possibly with retroactive and adverse effect. Any change in applicable laws, or the facts and circumstances surrounding the Merger, or any inaccuracy in the representations, statements or assumptions referred to above, upon which we have relied, may affect the continuing validity of the opinion set forth herein.

Cornerstone Realty Income Trust, Inc.
February 9, 2005

     This opinion neither relates to nor purports to cover the laws, regulations or other legal authorities of (i) the United States, except those related to United States federal income taxes, (ii) any state or locality of the United States, or (iii) any foreign governmental authority, whether relating to taxation or otherwise. Further, we express no opinion concerning any United States federal income tax matters other than with respect to the Merger or, with respect to the Merger, other than as specifically set forth herein. In a separate letter to the Board of Directors of Cornerstone dated the date hereof we have opined regarding the qualification of Cornerstone as a REIT for federal income tax purposes.

     No ruling has been or will be sought from the IRS as to any United States federal income tax consequences of the Merger. This opinion is not binding on the IRS, and there can be no assurance, and none is therefore given, that the IRS will not take a contrary position to that reflected in our opinion or that our opinion will be upheld by the courts if challenged by the IRS.

     This opinion is rendered only to you, for your benefit in connection with the Merger Agreement and the transactions contemplated thereby and may not be quoted or relied upon by any other party or for any other purpose without our express prior written consent. The opinion set forth herein speaks only as of the date hereof, and we expressly disclaim any responsibility to notify you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter even though such development, circumstance, or change may affect the opinion set forth herein. This executed opinion supersedes all prior drafts or versions hereof.

     We hereby consent to the references to our firm under the captions “Material Federal Income Tax Consequences Relating to the Merger” and “Legal Matters” in the Registration Statement and to the filing of this opinion and our opinion, dated the date hereof, regarding the qualification of Cornerstone as a REIT for federal income tax purposes as exhibits to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

Very truly yours,
/s/ McGuireWoods LLP